Exhibit 13.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Deutsche Telekom AG (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2007 (the “Form 20-F”), of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2008	/s/ René Obermann
René Obermann
Chairman of the Management Board

Dated: February 28, 2008	/s/ Dr. Karl-Gerhard Eick
Dr. Karl-Gerhard Eick
Deputy Chairman of the Management Board Finance